UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	000-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (44) (20) 3124 6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2016, Willis Securities, Inc. (“WSI”), a wholly-owned indirect subsidiary of Willis Towers Watson Public Limited Company (f/k/a Willis Group Holdings Public Limited Company) (“WTW”) and the United States operating company of Willis Capital Markets & Advisory, entered into a Third Amendment to Revolving Note and Cash Subordination Agreement (the “WSI Third Amendment”) with SunTrust Bank, as the administrative agent (the “Administrative Agent”), and the lenders party thereto, which amends that certain Revolving Note and Cash Subordination Agreement dated as of March 3, 2014 (as amended by that certain First Amendment to Revolving Note and Cash Subordination Agreement, dated as of April 28, 2014 (the “WSI First Amendment”) and that certain Second Amendment to Revolving Note and Cash Subordination Agreement, dated as of February 27, 2015 (the “WSI Second Amendment”) (the “WSI Credit Agreement”)) with the Administrative Agent and the lenders party thereto. Pursuant to the WSI Credit Agreement, the lenders named therein provided WSI with a $400 million revolving note facility (the “WSI Credit Facility”), which was available for drawing from April 28, 2014 through April 28, 2016 (the “Original Credit Period”). The aggregated unpaid principal amount of all advances was to be repaid on or before April 28, 2017 (the “Original Repayment Date”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the WSI Credit Agreement or the WSI Third Amendment, as applicable.

Under the terms of the WSI Third Amendment all of the lenders under the WSI Credit Facility agreed to extend the end date of the Original Credit Period to April 28, 2017 and extend the Original Repayment Date to April 28, 2018. In addition, among other changes, the terms of the WSI Third Amendment make certain modifications to the pricing set forth in the WSI Credit Agreement and add certain technical provisions with respect to the impact of European Union bail-in banking legislation on liabilities of certain non-U.S. financial institutions. Proceeds under the WSI Credit Facility will continue to be used for regulatory capital purposes related to securities underwriting only, which will allow WSI to meet or exceed capital requirements of regulatory agencies, self-regulatory agencies, exchanges and their clearinghouses, including the Financial Industry Regulatory Authority (“FINRA”; collectively, the “Regulatory Authorities”). Accordingly, the WSI Credit Agreement is on terms consistent with the subordination requirements of and in compliance with the regulations imposed by the relevant Regulatory Authorities in order to be included as regulatory capital.

Under the terms of the WSI Third Amendment, advances under the WSI Credit Facility shall bear interest at a rate equal to (a) for Eurocurrency Rate Loans, LIBOR plus 1.250% to 2.00%, and (b) for Base Rate Loans, the highest of (i) the Federal Funds Rate plus 1/2 of 1.00%, (ii) the “prime rate” as announced by SunTrust Bank, and (iii) LIBOR plus 1.00%, plus 0.250% to 1.00%, in each case, based upon WTW’s guaranteed senior-unsecured long term debt rating. In addition, WSI will also pay a commitment fee equal to 0.150% to 0.300% of the committed amount of the WSI Credit Facility that has not been borrowed. Borrowings under the WSI Credit Facility continue to be subject to the conditions precedent that, among other things, include the accuracy and completeness in all material respects of all representations and warranties in the loan documentation and that no default under the WSI Credit Facility shall exist, or would result from such borrowing or the application of the proceeds thereof. Except for those changes specified above, there were no changes to the prepayments provisions, affirmative covenants or negative covenants for the WSI Credit Facilities as a result of the WSI Third Amendment.

The descriptions of the WSI Credit Agreement and the WSI Third Amendment do not purport to be complete and are qualified in their entirety by reference to the WSI Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the WSI Credit Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by WTW on March 4, 2014 and is incorporated by reference herein. A copy of the WSI First Amendment is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by WTW on May 1, 2014 and is incorporated by reference herein. A copy of the WSI Second Amendment is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by WTW on February 27, 2015 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment to Revolving Note and Cash Subordination Agreement, dated as of April 27, 2016, among Willis Securities, Inc., SunTrust Bank, as administrative agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2016	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Roger Millay
Roger Millay
Chief Financial Officer

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